Exhibit 99.1

RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:
Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 250-0111, ext. 2000	Laura Whitehouse Vice President, Market Development (781) 250-0111, ext. 2306

Repligen Announces Settlement of SecreFlo™ Arbitration

Repligen Receives Upfront Payment and Reduced Royalty Obligations

WALTHAM, MA – May 10, 2005 – Repligen Corporation (NASDAQ: RGEN) today announced that the Company has resolved its dispute with its former licensor of SecreFlo™, a diagnostic form of secretin, by entering into a Settlement Agreement. Under the terms of the Settlement Agreement, Repligen will receive a payment of $750,000 and will continue to market SecreFlo™ for the next several years under a favorable royalty structure. Repligen has received security for the performance of its licensor’s obligations under the terms of the Settlement Agreement.

Repligen had terminated its 1999 SecreFlo™ Licensing Agreement in February 2004, alleging that its licensor had failed to meet certain obligations related to product and clinical development. Repligen will be relieved of its disputed obligation to pay approximately $1,200,000 in royalties related to sales from February 2004 to March 2005. This will be recorded as other income in Q1 FY2006.

“We are very pleased to have settled the arbitration. Our restructured agreement is consistent with our stated goal of increasing gross profits from product sales in our current fiscal year,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen.

SecreFlo™ is approved by the U.S. Food and Drug Administration (“FDA”) as an aid in the diagnosis of chronic pancreatitis and gastrinoma (a form of cancer) and to aid during endoscopic retrograde cholangiopancreatography (“ERCP”), a gastrointestinal procedure.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders and autoimmune disease with particular emphasis on applications for children. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A™ and SecreFlo™, the profits from which will be used to partially support the development of our proprietary products. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be obtained from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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